Term Sheet for Spectrum Signal Processing Inc.                 Bank of Montreal
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BORROWER:
               Spectrum Signal Processing Inc. ("Spectrum" or the "Borrower")

LENDER:
               Bank of Montreal ("BMO" or the "Bank")

FACILITIES:
               OPERATING LINE: A demand revolving credit facility for up to Canadian $5,000,000 to provide for ongoing operating/working capital requirements for the Borrower.

AVAILABILITY:  Demand; availability by way of:

               o FirstBank Cash Management Account ("FCMA") by way of C$ overdraft; and/or
               o Commercial Letters of Credit ("CLC") for terms of up to 364 days available in all major currencies offered by the Bank, for purposes other than guaranteeing obligations of third parties, up to an aggregate of C$250,000 outstanding and issued at any one time. Not available for speculative purposes, and/or
               o MasterCard: for business/expense account purposes, Can &/or US $, maximum C$ equivalent $170,000 and/or
               o Foreign Exchange Forward Contracts ("FEFC"). Major traded currencies, maximum 1 year and $500,000 at deemed utilization equal to 10% of face amount of FEFC contract, not available for speculative purposes. (See Restrictions below)
               o Demand Loan Revolving ("D/L Rev US $"). In US $, in units of US $50,000, (See Restrictions below) and/or

RESTRICTIONS:
               The company will be restricted from accessing any of the options/facilities which have been specifically highlighted as Restricted within this Term Sheet until such time as formal approval has been provided by the Bank for accessing same. In addition, the Bank will require a 15 day notice period that the company requests access to amounts in excess of C$ 2.5 million, but not more than C$ 5.0 million. At that time, the Bank will review the request and determine whether access to funds between C$2.5 million and C$5.0 million will be permitted.

REPAYMENT:
               OPERATING LINE: Demand, to revolve with ongoing business activity. Interest to be paid monthly.

INTEREST RATES:
               Advances under the Operating Facility shall be subject to the following interest rate margins:

             Availability option             Base Rate  +           Increment
             -------------------             ---------              ---------

    FCMA                                     Prime                     1.0%
    D/L Rev US $                             US Base                   1.0%
    CLC                                      Standard                  1.2%
    MC                                       Standard                  N/A
    FEFC                                     Market                    N/A

    Other    FCMA facility    $600/month


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                                                                     Page 1 of 6

Term Sheet for Spectrum Signal Processing Inc.                 Bank of Montreal
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MARGIN


               Aggregate advances under this facility are to be maintained, on a forward margin basis, within:

                 90%     of good quality, assigned trade
                         accounts receivable of the Borrower
                         which are: (a) covered by Export
                         Development Corporation insurance
                         under Direction to Pay (Form E-6) or
                         other assigned insurance acceptable
                         to the Lender, (b) not more than 61
                         days past due (91 days for
                         government and quasi government
                         accounts), and (c) not
                         contra/off-set/holdback/disputed/inter-company
                         accounts), plus

                 75% of good quality, assigned, Canadian domiciled, trade accounts receivable of the Borrower which are: (a) not more than 61 days past due (91 days for government and quasi government accounts), and
                         (b) not
                         contra/off-set/holdback/disputed/inter-company
                         accounts, plus

                 75%     of good quality, assigned, United
                         States domiciled, trade accounts
                         receivable of the Borrower which
                         are: (a) not more than 61 days past
                         due (91 days for government and
                         quasi government accounts), and (b)
                         not
                         contra/off-set/disputed/inter-company
                         accounts, (c) Invoiced and owned by
                         the non-consolidated Borrower, plus

                 50% of pledged, raw materials and finished inventories of the Borrower: (a) located in B.C., (b) valued at the lower of cost or market less prior statutory claims and $500,000 in estimated BIA claims, and (c) subject to a maximum inventory Margin value of $1,000,000.




FEES:

                    A monthly administration fee in the amount of $1,250 is to be implemented effective January 1, 2002 and will continue until cancelled or modified by the Bank. This fee is in addition to any other fees or charges currently levied by the Bank. The Bank agrees to re-assess the need for a fee following receipt and review of the internal financial statements for the 6 month period ending June 30, 2002.

                    A transaction fee in the amount of $7,500 will be payable upon acceptance of this Term Sheet by the company.


REPRESENTATIONS
& WARRANTIES:

                    Usual, including confirmation of corporate status and authority, non-violation of law or existing agreements, no material litigation, satisfactory insurance coverage, and continued compliance with environmental regulations.

EVENTS OF
DEFAULT:

                    Usual, including failure to pay principal and interest when due; representations and warranties materially incorrect; breach of covenants and security undertakings; judgements in excess of $100,000 against the Borrower or its subsidiaries which remain undischarged, unvacated, unbonded or unstayed for more than 45 days; failure to comply with the terms of other financing agreements of the Borrower and its subsidiaries (with notice and cure periods as applicable); cross-default to material obligations of the Borrower and its subsidiaries; bankruptcy/insolvency of the Borrower or any subsidiary; non-compliance with any environmental regulation imposed by any government or its agency, no merger/amalgamation without the Bank's prior written consent.


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                                                                     Page 2 of 6

Term Sheet for Spectrum Signal Processing Inc.                 Bank of Montreal
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COVENANTS:

                    Usual, including maintenance of insurance; payment of taxes; compliance with statutes and with environmental standards;

Note: As at the date of this Term Sheet (08 April 2002), Spectrum is in compliance with the existing covenants, as contained in the Term Sheet dated July 8, 1998

                    Financial covenants:

                    1. Current ratio to be greater than 1.50:1 at any time. To be tested on a quarterly basis commencing March 31/02.

                    2. Debt to Tangible Net Worth to be less than 1.1:1 at any time. To be tested on a quarterly basis commencing March 31/02.

                    3. No cash dividends in aggregate more than $1,000 per annum without the Bank's prior written consent.

                    4. No further term debt to be incurred, without the Bank's prior consent, such consent not be unreasonably withheld.

                    5. Capital expenditures, including investments, in excess of US$100,000 over the Capital Expenditure Budget, as presented to and accepted by the Bank annually, will require the prior written approval of the Bank., commencing with the fiscal year 2002.

                    6. Spectrum has provided its 2002 Budget dated November 30, 2001, upon which we have based our review. Spectrum prepares a Rolling Quarterly Forecast, a copy of which will be made available to the Bank. Spectrum agrees that it will not be more than US$200,000 per quarter or US$600,000 in aggregate lower than its quarterly forecast EBITDA.


REPORTING
REQUIREMENTS:

                    The Borrower shall deliver to the Bank the following:

                    1. In-house prepared monthly financial statements of the Borrower, including a certificate with attendant calculations, certified by the C.F.O., indicating compliance with all covenants within 30 days of month end.

                    2. Audited annual financial statements of the consolidated Borrower within 90 days of year end, as well as copies of all the unconsolidated annual financial statements.

                    3. Certified, consolidated, aged accounts receivable listings and aged accounts payable listing is to be provided in a format approved by the Bank, within 30 days following each month end.

                    4. Monthly list of inventory to be provided within 30 days following each month end via form LF 151.

                    5. Each month, the company will provide a Monthly Revenue Forecast for either the remainder of the quarter, or for the next quarter (as appropriate), in a format approved by the Bank.

                    6. Copies of all information released to the public in the form of disclosures, advisories, news releases, quarterly financial statements, etc.


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                                                                     Page 3 of 6

Term Sheet for Spectrum Signal Processing Inc.                 Bank of Montreal
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                    7.   Annual business plan to be provided to the Bank,
                         including financial projections, capital expenditure budget, assumptions, etc. within 60 days following the commencement of each fiscal year.

                    8. Any other information as may reasonably be requested by the Bank from time to time.

OTHER COSTS

                    The Borrower is responsible for payment of all reasonable legal and out of pocket expenses of the Bank, including the costs for the completion of a review of the security position of the Bank, and any advice required pursuant to the development of this Term Sheet, or any other Term Sheets or action plans going forward.

REVIEW

                    Notwithstanding any other term or condition contained in this Term Sheet, the Bank reserves its rights of periodic review and demand.


DEFINITIONS:

                    When calculating the foregoing financial ratios, U.S. Generally Accepted Accounting Principals ("GAAP") and the following definitions are to be applied:

CURRENT RATIO:

                    Current Ratio is (a) Current Assets divided by (b) Current Liabilities.

DEBT:

                    In accordance with generally accepted accounting principles, all liabilities and/or indebtedness, including any capitalized lease obligations, the debt portion of preferred shares as recorded in accordance with US GAAP, and any contingent obligations recorded in accordance with US GAAP, but excluding any long-term deferred income taxes, any subordinated debt.

IN HOUSE
FINANCIAL STATEMENT:

                    Shall refer to the internally generated financial statement of the Consolidated Borrower, and shall consist of an income statement and balance sheet. The income statement will include, at a minimum, a comparison to Plan for the month and the year to date, and will specifically break out depreciation/amortization as well as interest expense. The balance sheet will also include a comparison to the Plan for the month in question.

EBITDA:

                    The consolidated Net Income of Spectrum determined in accordance with U.S. generally accepted accounting principles (excluding all dividend & interest income and all extraordinary, non-recurring and unusual items) plus to the extent deducted in calculating such net income, amounts for total interest expense, other financing costs, taxes, amortization, depreciation and other non-cash expenses.




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                                                                     Page 4 of 6


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Term Sheet for Spectrum Signal Processing Inc.                 Bank of Montreal
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SECURITY:
                    The following description of the security held is descriptive only.

                    General assignment of book debts under PPSA in Canada and UCC in the United States.

                    Direction to Pay (Form E-6) from Export Development Corporation.

                    Section 427 Bank Act Security over all goods and inventories of the Borrower.

                    General Security Agreement, duly registered under PPSA, providing a first fixed and floating charge over all personal assets and a floating charge over all real property of the Borrower.

                    Certified copy of acceptable business and fire insurance policy with standard mortgage clause and BMO named as loss payee

                    As and when Availability option is utilised:
                        o        Indemnities for CLC's
                        o        MC Agreement

                    FirstBank Lending Agreement.

TO BE OBTAINED:

Any other security as may be reasonably requested by the Bank or its solicitor, including revisions and modifications to existing security necessitated by the review of our security, and/or as a result of this Term Sheet.

Term Sheet for Spectrum Signal Processing Inc.                 Bank of Montreal
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April 8, 2002


                                                        Direct Tel: 604-665-2637

Spectrum Signal Processing Inc.
One Spectrum Court
#200 - 2700 Production Way
Burnaby, B.C.
V5A-4X1

Attention: Martin McConnell, C.A.

Dear Sir:

Attached please find two original copies of a revised Term Sheet, which will supercede any previous Term Sheet between the Bank and Spectrum Signal Processing Inc.

Assuming you are in agreement with the Term Sheet attached, please initial each of the five pages on one of the two original copies, and return same to the attention of the undersigned, along with a signed copy of this cover letter as indicated.

This financing offer is open for acceptance until 4:00 p.m. April 12, 2002, at which time it will lapse.

Yours truly,

/s/ E. Danial Darts
E. Danial Darts
Senior Account Manager

We accept and agree with the Terms and Conditions as detailed in the Term Sheet dated April 8, 2002.


Spectrum Signal Processing Inc.


Per:        /s/ Pascal Spothelfer                    Dated:  April 8, 2002
     ---------------------------------------


Per:      /s/ Martin McConnell                       Dated:   April 8, 2002
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                                  Page 6 of 6